EXHIBIT 31.1

CERTIFICATIONS

I, Ashley B. Smith, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Smith-Midland Corporation;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:	September 24, 2024	By:	/s/ Ashley B. Smith
Ashley B. Smith
Chief Executive Officer and President
(principal executive officer)